Exhibit 99.1

                Greif Reports Fourth Quarter and Fiscal 2022 Results
DELAWARE, Ohio (December 7, 2022) – Greif, Inc. (NYSE: GEF, GEF.B), a world leader in industrial packaging products and services, today announced fourth quarter and fiscal 2022 results.
Fourth Quarter Results Include (all results compared to the fourth quarter 2021 unless otherwise noted):
•Net income of $99.5 million or $1.67 per diluted Class A share compared to net income of $104.5 million or $1.74 per diluted Class A share. Net income, excluding the impact of adjustments(1), of $109.0 million or $1.83 per diluted Class A share compared to net income, excluding the impact of adjustments, of $115.4 million or $1.93 per diluted Class A share.
•Adjusted EBITDA(2) of $218.7 million, an increase of $7.4 million compared to Adjusted EBITDA of $211.3 million.
•Net cash provided by operating activities increased by $149.3 million to $286.6 million. Adjusted free cash flow(3) increased by $139.7 million to a single quarter record of $234.5 million.
•Total debt decreased by $309.5 million to $1,916.1 million. Net debt(4) decreased by $332.0 million to $1,769.0 million. The Company's leverage ratio(5) decreased to 1.73x from 1.99x sequentially, which is below our targeted leverage ratio range of 2.0x - 2.5x, and from 2.49x in the prior year quarter.
Fiscal Year Results Include (all results compared to the fiscal year 2021 unless otherwise noted):
•Net income of $376.7 million or $6.30 per diluted Class A share compared to net income of $390.7 million or $6.54 per diluted Class A share. Net income, excluding the impact of adjustments, of $471.2 million or $7.87 per diluted Class A share compared to net income, excluding the impact of adjustments, of $334.5 million or $5.60 per diluted Class A share.
•Adjusted EBITDA of $917.5 million, an increase of $153.3 million compared to Adjusted EBITDA of $764.2 million.
•Net cash provided by operating activities increased by $261.5 million to $657.5 million. Adjusted free cash flow increased by $232.2 million to a full year record of $506.3 million.
•The Company paid $111.3 million in cash dividends to stockholders in fiscal 2022.
Strategic Actions and Announcements
•Announced acquisition of Lee Container Corporation, Inc. a leader in the North American blow molded jerrycan industry in an all-cash transaction for $300.0 million, subject to customary closing conditions including regulatory clearances and before taking into consideration tax benefits with an estimated net present value of approximately $30.0 million.

•Repurchased approximately $11.0 million of Class B shares under the existing open market share repurchase program during the quarter.

CEO Commentary

“I am extremely proud of the results our colleagues delivered in 2022. This year has easily been the most successful in financial terms in Greif’s history, highlighted by our free cash flow generation of over $500 million, which serves as evidence of our powerful value creation engine through execution of the Build to Last strategy. We believe these outstanding results are driven by the high engagement among our teams, our focus on delivering legendary customer service, and our consistent commitment to a value over volume approach,” commented Ole Rosgaard, President and Chief Executive Officer of Greif. “I am also inspired by our team’s commitment to advancing our Build to Last strategy, and we made substantial progress on our missions this year. The expected acquisition of Lee Container will help further drive margin-accretive growth. I am excited about this new opportunity and look forward to the year ahead with our new Lee colleagues, following closing in December.”

Exhibit 99.1

Build to Last Mission Progress

Customer satisfaction surveys are a key component of our mission to deliver Legendary Customer Service. Our long-term objective is a trailing twelve-month CSI(6) score of 95.0 or greater. Our consolidated CSI score was 93.8 at the end of the fourth quarter 2022, as compared to 92.2 in the prior year. CSI for the Global Industrial Packaging segment was 93.5, as compared to 93.1 in the prior year. CSI for the Paper Packaging & Services segment was 94.1, as compared to 91.8 in the prior year.

In addition, during the quarter we completed our twelfth NPS(7) survey and achieved a score of 65.0, representing a five point improvement from our prior year survey. This result during a period of substantial economic volatility demonstrates the value of Greif’s customer service culture to sustain strong business relationships through the business cycle. The Company is proud of this result, and will continue to drive high quality customer engagement that advances our mission to Legendary Customer Service.

Creating a leading diversity, equity, and inclusion culture is a core component of our mission to Create Thriving Communities and is essential to the Company’s thought leadership and winning the war for talent. During the fourth quarter, the Company launched two new Colleague Resource Groups (“CRGs”), for a total of six CRGs, in an effort to further develop this leadership. During the quarter, our thriving internal culture was recognized by Newsweek, which ranked the Company #58 on its 2022 America’s Most Loved Workplaces publication.

Continuing to progress on the mission to Protect our Future, the Company expects to release our science-aligned 2030 sustainability targets before the end of the calendar year. Once released, these targets will be available at our sustainability page at https://www.greif.com/sustainability. During the quarter the Company received various accolades for sustainability leadership including: an AA ESG rating by MSCI, a Gold EcoVadis ranking, and #49 ranking on the Investor’s Business Daily Top 100 Best ESG Companies.
(1)    Adjustments that are excluded from net income before adjustments and from earnings per diluted Class A share before adjustments are restructuring charges, acquisition and integration related costs, non-cash asset impairment charges, non-cash pension settlement charges, incremental COVID-19 costs, net, (gain) loss on disposal of properties, plants, equipment and businesses, net.
(2)     Adjusted EBITDA is defined as net income, plus interest expense, net, plus debt extinguishment charges, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition and integration related costs, plus non-cash asset impairment charges, plus non-cash pension settlement charges, plus incremental COVID-19 costs, net, plus (gain) loss on disposal of properties, plants, equipment and businesses, net, plus timberland gains, net.
(3)    Adjusted free cash flow is defined as net cash provided by operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition and integration related costs, plus cash paid for incremental COVID-19 costs, net, plus cash paid for integration related Enterprise Resource Planning ("ERP") systems, plus cash proceeds redeployment related to replacement of non-operating corporate asset.
(4)    Net debt is defined as total debt less cash and cash equivalents.
(5)    Leverage ratio for the periods indicated is defined as net debt divided by trailing twelve month EBITDA, each as calculated under the terms of the Company's Second Amended and Restated Credit Agreement dated as of March 1, 2022, filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2022 (the "2022 Credit Agreement").
(6)    Customer satisfaction index ("CSI") tracks a variety of internal metrics designed to enhance the customer experience in dealing with Greif.
(7)    Net Promoter Score ("NPS") is derived from a survey conducted by a third party that measures how likely a customer is to recommend Greif as a business partner. NPS scores are calculated by subtracting the percentage of detractors a business has from the percentage of its promoters.

Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release. These non-GAAP financial measures are intended to supplement and should be read together with our financial results. They should not be considered an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of this financial information should not place undue reliance on these non-GAAP financial measures.

Exhibit 99.1

Segment Results (all results compared to the fourth quarter of 2021 unless otherwise noted)
Net sales are impacted mainly by the volume of primary products(8) sold, selling prices, product mix and the impact of changes in foreign currencies against the U.S. dollar. The table below shows the percentage impact of each of these items on net sales for our primary products for the fourth quarter of 2022 as compared to the prior year quarter for the business segments with manufacturing operations.

Net Sales Impact - Primary Products	Global Industrial Packaging	Paper Packaging & Services
	%	%
Currency Translation	(6.0)%	(0.1)%
Volume	(5.6)%	(10.4)%
Selling Prices and Product Mix	6.1%	19.0%
Total Impact of Primary Products	(5.5)%	8.5%
Global Industrial Packaging
Net sales decreased by $126.7 million to $824.9 million primarily due to approximately $84.0 million of prior year net sales attributable to the Flexibles Products & Services business that was sold on April 1, 2022, negative foreign currency translation impacts of $84.1 million and lower volumes, offset by higher average selling prices.

Gross profit decreased by $31.8 million to $152.5 million. The decrease in gross profit was primarily due to the same factors that impacted net sales, partially offset by lower raw material, labor, and transportation costs.

Operating profit decreased by $30.3 million to $67.5 million primarily due to the same factors that impacted gross profit. Adjusted EBITDA decreased by $25.4 million to $96.0 million primarily due to the same factors that impacted operating profit.

Paper Packaging & Services
Net sales increased by $43.9 million to $665.6 million primarily due to higher published containerboard and boxboard prices, partially offset by lower volumes.

Gross profit increased by $45.8 million to $155.6 million. The increase in gross profit was primarily due to the same factors that impacted net sales and lower raw material costs, partially offset by higher labor and manufacturing costs.

Operating profit increased by $41.5 million to $83.4 million primarily due to the same factors that impacted gross profit. Adjusted EBITDA increased by $33.1 million to $120.8 million primarily due to the same factors that impacted operating profit.

Tax Summary
During the fourth quarter, we recorded an income tax rate of 23.9 percent and a tax rate excluding the impact of adjustments of 25.9 percent. As previously disclosed, the application of FIN 18 often causes fluctuations in our quarterly effective tax rates. For the full year, we recorded an income tax rate of 26.1 percent and a tax rate excluding the impact of adjustments of 23.9 percent.
Dividend Summary
On December 6, 2022, the Board of Directors declared quarterly cash dividends of $0.50 per share of Class A Common Stock and $0.74 per share of Class B Common Stock. Dividends are payable on January 1, 2023, to stockholders of record at the close of business on December 16, 2022.
(8)    Primary products are manufactured steel, plastic and fibre drums; new and reconditioned intermediate bulk containers; and linerboard, containerboard, corrugated sheets and corrugated containers, boxboard and tube and core products.

Exhibit 99.1

Company Outlook

(in millions, except per share amounts)	Fiscal 2023 Outlook
Adjusted EBITDA	$820 - $906
Adjusted free cash flow	$410 - $460
Note: The range of fiscal 2023 net income guidance, the most directly comparable GAAP financial measure to Adjusted EBITDA is not provided in this release due to the potential for one or more of the following, the timing and magnitude of which we are unable to reliably forecast: gains or losses on the disposal of businesses or properties, plants and equipment, net; non-cash asset impairment charges due to unanticipated changes in the business; restructuring-related activities; non-cash pension settlement (income) charges; and acquisition and integration related costs. No reconciliation of the range of fiscal 2023 Adjusted EBITDA guidance, a non-GAAP financial measure which excludes restructuring charges, acquisition and integration related costs, non-cash asset impairment charges, non-cash pension settlement charges, and (gain) loss on the disposal of properties, plants, equipment and businesses, net, is included in this release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible, we are unable to quantify certain amounts that would be required to be included in net income, the most directly comparable GAAP financial measure, without unreasonable efforts. A reconciliation of the range of fiscal 2023 adjusted free cash flow guidance to the range of fiscal 2023 forecasted net cash provided by operating activities, the most directly comparable GAAP financial measure, is included in this release.

Exhibit 99.1

Conference Call
The Company will host a conference call to discuss the fourth quarter and fiscal 2022 results on December 8, 2022, at 8:30 a.m. Eastern Time (ET). Participants may access the call using the following online registration link: https://register.vevent.com/register/BIa55c2265541948adbdda1c2747ab1d59. Registrants will receive a confirmation email containing dial in details and a unique conference call code for entry. Phone lines will open at 8:00 a.m. ET on December 8, 2022. A digital replay of the conference call will be available two hours following the call on the Company's web site at http://investor.greif.com.

Investor Relations contact information

Matt Leahy, Vice President, Corporate Development & Investor Relations, 740-549-6158. Matthew.Leahy@Greif.com

About Greif
Greif is a global leader in industrial packaging products and services and is pursuing its vision: to be the best performing customer service company in the world. The Company produces steel, plastic and fibre drums, intermediate bulk containers, reconditioned containers, flexible products, containerboard, uncoated recycled paperboard, coated recycled paperboard, tubes and cores and a diverse mix of specialty products. The Company also manufactures packaging accessories and provides filling, packaging and other services for a wide range of industries. In addition, the Company manages timber properties in the southeastern United States. The Company is strategically positioned in over 35 countries to serve global as well as regional customers. Additional information is on the Company's website at www.greif.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “aspiration,” “objective,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof and similar expressions, among others, identify forward-looking statements. All forward-looking statements are based on assumptions, expectations and other information currently available to management. Such forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied. The most significant of these risks and uncertainties are described in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022. The Company undertakes no obligation to update or revise any forward-looking statements.
Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) historically, our business has been sensitive to changes in general economic or business conditions, (ii) our global operations subject us to political risks, instability and currency exchange that could adversely affect our results of operations, (iii) the current and future challenging global economy and disruption and volatility of the financial and credit markets may adversely affect our business, (iv) the COVID-19 pandemic could continue to impact any combination of our business, financial condition, results of operations and cash flows, (v) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (vi) we operate in highly competitive industries, (vii) our business is sensitive to changes in industry demands and customer preferences, (viii) raw material, price fluctuations, global supply chain disruptions and increased inflation may adversely impact our results of operations, (ix) energy and transportation price fluctuations and shortages may adversely impact our manufacturing operations and costs, (x) we may not successfully implement our business strategies, including achieving our growth objectives, (xi) we may encounter difficulties or liabilities arising from acquisitions or divestitures, (xii) we may incur additional rationalization costs and there is no guarantee that our efforts to reduce costs will be successful, (xiii) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xiv) certain of the agreements that govern our joint ventures provide our partners with put or call options, (xv) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xvi) our business may be adversely impacted by work stoppages and other labor relations matters, (xvii) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage and general insurance premium and deductible increases, (xviii) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology and other business systems, (xix) a security breach of customer, employee, supplier or Company information and data privacy risks and costs of compliance with new regulations may have a material adverse effect on our business, financial condition, results of operations and cash flows, (xx) we could be subject to changes to our tax rates, the adoption of new U.S. or foreign tax legislation or exposure to additional tax liabilities, (xxi) full realization of our deferred tax assets may be affected by a number of factors, (xxii) we have a significant amount of goodwill and long-lived assets which, if impaired in the future, would adversely impact our results of operations, (xxiii) our pension and

Exhibit 99.1

postretirement plans are underfunded and will require future cash contributions and our required future cash contributions could be higher than we expect, each of which could have a material adverse effect on our financial condition and liquidity, (xxiv) changing climate, global climate change regulations and greenhouse gas effects may adversely affect our operations and financial performance, (xxv) we may be unable to achieve our greenhouse gas emission reduction targets by 2030, (xxvi) legislation/regulation related to environmental and health and safety matters and corporate social responsibility could negatively impact our operations and financial performance, (xxvii) product liability claims and other legal proceedings could adversely affect our operations and financial performance, (xxviii) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws.

The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those forecasted, projected or anticipated, see “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission.

All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED

	Three Months Ended October 31,		Twelve Months Ended October 31,
(in millions, except per share amounts)	2022	2021	2022	2021
Net sales	$1,495.8	$1,578.2	$6,349.5	$5,556.1
Cost of products sold	1,185.7	1,282.1	5,064.1	4,463.1
Gross profit	310.1	296.1	1,285.4	1,093.0
Selling, general and administrative expenses	140.4	142.2	581.0	565.9
Restructuring charges	2.7	4.3	13.0	23.1
Acquisition and integration related costs	2.9	2.9	8.7	9.1
Non-cash asset impairment charges	7.9	7.4	71.0	8.9
Gain on disposal of properties, plants and equipment, net	—	(2.4)	(8.1)	(3.7)
Loss (gain) on disposal of businesses, net	2.8	0.2	(1.4)	0.2
Timberland gains, net	—	—	—	(95.7)
Operating profit	153.4	141.5	621.2	585.2
Interest expense, net	16.9	16.9	61.2	92.7
Non-cash pension settlement charges	—	0.1	—	9.1
Debt extinguishment charges	—	—	25.4	—
Other expense, net	4.0	2.6	8.9	4.8
Income before income tax expense and equity earnings of unconsolidated affiliates, net	132.5	121.9	525.7	478.6
Income tax expense	31.7	13.1	137.1	69.6
Equity earnings of unconsolidated affiliates, net of tax	(1.8)	(1.1)	(5.4)	(4.2)
Net income	102.6	109.9	394.0	413.2
Net income attributable to noncontrolling interests	(3.1)	(5.4)	(17.3)	(22.5)
Net income attributable to Greif, Inc.	$99.5	$104.5	$376.7	$390.7
Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$1.70	$1.76	$6.36	$6.57
Class B common stock	$2.55	$2.63	$9.53	$9.84
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$1.67	$1.74	$6.30	$6.54
Class B common stock	$2.55	$2.63	$9.53	$9.84
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	25.6	26.6	26.3	26.5
Class B common stock	22.0	22.0	22.0	22.0
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.3	26.7	26.6	26.7
Class B common stock	22.0	22.0	22.0	22.0

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in millions)	October 31, 2022	October 31, 2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$147.1	$124.6
Trade accounts receivable	749.1	889.5
Inventories	403.3	499.2
Other current assets	190.3	150.8
	1,489.8	1,664.1
LONG-TERM ASSETS
Goodwill	1,464.5	1,515.4
Intangible assets	576.2	648.4
Operating lease assets	254.7	289.4
Other long-term assets	220.1	177.3
	2,515.5	2,630.5
PROPERTIES, PLANTS AND EQUIPMENT	1,455.0	1,521.2
	$5,460.3	$5,815.8
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$561.3	$704.5
Short-term borrowings	5.7	50.5
Current portion of long-term debt	71.1	120.3
Current portion of operating lease liabilities	48.9	54.0
Other current liabilities	360.9	384.8
	1,047.9	1,314.1
LONG-TERM LIABILITIES
Long-term debt	1,839.3	2,054.8
Operating lease liabilities	209.4	239.5
Other long-term liabilities	553.6	607.7
	2,602.3	2,902.0
REDEEMABLE NONCONTROLLING INTERESTS	15.8	24.1
EQUITY
Total Greif, Inc. equity	1,761.3	1,514.3
Noncontrolling interests	33.0	61.3
	1,794.3	1,575.6
	$5,460.3	$5,815.8

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	Three Months Ended October 31,		Twelve Months Ended October 31,
(in millions)	2022	2021	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$102.6	109.9	$394.0	$413.2
Depreciation, depletion and amortization	51.2	58.2	216.6	234.4
Asset impairments	7.9	7.4	71.0	8.9
Pension settlement charges	—	0.1	—	9.1
Timberland gains, net	—	—	—	(95.7)
Deferred income tax expense (benefit)	8.9	(5.6)	3.8	(47.2)
Other non-cash adjustments to net income	14.1	(1.2)	25.4	35.1
Debt extinguishment charges	—	—	22.6	—
Operating working capital changes	90.1	(83.9)	(9.3)	(222.7)
Increase (decrease) in cash from changes in other assets and liabilities	11.8	52.4	(66.6)	60.9
Net cash provided by operating activities	286.6	137.3	657.5	396.0
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of properties, plants and equipment	(64.1)	(46.5)	(176.3)	(140.7)
Purchases of and investments in timber properties	(2.1)	0.8	(6.7)	(6.6)
Proceeds on the sale of timberlands, net	—	—	—	145.1
Collections of receivables held in special purpose entities	—	—	—	50.9
Payments for issuance of loans receivable	—	—	—	(15.0)
Proceeds from the sale of properties, plants and equipment and businesses	3.3	6.4	159.5	18.9
Other	—	(0.1)	(4.7)	(5.8)
Net cash (used in) provided by investing activities	(62.9)	(39.4)	(28.2)	46.8
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt, net	(139.7)	(40.8)	(289.1)	(266.0)
Dividends paid to Greif, Inc. shareholders	(29.3)	(27.4)	(111.3)	(105.8)
Payments for liabilities held in special purpose entities	—	—	—	(43.3)
Payments for debt extinguishment and issuance costs	—	—	(20.8)	—
Payments for share repurchases	(11.1)		(71.1)	—
Forward contract for accelerated share repurchases	—		(15.0)	—
Other	(7.1)	(0.6)	(23.7)	(7.8)
Net cash used for financing activities	(187.2)	(68.8)	(531.0)	(422.9)
Reclassification of cash to assets held for sale	—	0.5	—	0.5
Effects of exchange rates on cash	(16.9)	(4.8)	(75.8)	(1.7)
Net increase in cash and cash equivalents	19.6	24.8	22.5	18.7
Cash and cash equivalents, beginning of period	127.5	99.8	124.6	105.9
Cash and cash equivalents, end of period	$147.1	$124.6	$147.1	$124.6

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY SEGMENT
UNAUDITED

	Three Months Ended October 31,		Twelve Months Ended October 31,
(in millions)	2022	2021	2022	2021
Net sales:
Global Industrial Packaging	$824.9	$951.6	$3,652.4	$3,316.7
Paper Packaging & Services	665.6	621.7	2,675.1	2,218.4
Land Management	5.3	4.9	22.0	21.0
Total net sales	$1,495.8	$1,578.2	$6,349.5	$5,556.1
Gross profit:
Global Industrial Packaging	$152.5	$184.3	$692.6	$684.1
Paper Packaging & Services	155.6	109.8	584.5	401.3
Land Management	2.0	2.0	8.3	7.6
Total gross profit	$310.1	$296.1	$1,285.4	$1,093.0
Operating profit:
Global Industrial Packaging	$67.5	$97.8	$313.7	$350.2
Paper Packaging & Services	83.4	41.9	298.5	131.0
Land Management	2.5	1.8	9.0	104.0
Total operating profit	$153.4	$141.5	$621.2	$585.2
EBITDA(9):
Global Industrial Packaging	$82.4	$116.8	$383.5	$432.7
Paper Packaging & Services	116.9	78.8	439.0	269.9
Land Management	3.1	2.5	11.8	107.3
Total EBITDA	$202.4	$198.1	$834.3	$809.9
Adjusted EBITDA(10):
Global Industrial Packaging	$96.0	$121.4	$458.2	$453.3
Paper Packaging & Services	120.8	87.7	450.5	302.0
Land Management	1.9	2.2	8.8	8.9
Total Adjusted EBITDA	$218.7	$211.3	$917.5	$764.2
(9) EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization. However, because the Company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result. See the reconciliations in the table of Segment EBITDA.
(10) Adjusted EBITDA is defined as net income, plus interest expense, net, plus debt extinguishment charges, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition and integration related costs, plus non-cash asset impairment charges, plus non-cash pension settlement charges, plus incremental COVID-19 costs, net, plus gain (loss) on disposal of properties, plants, equipment and businesses, net, plus timberland gains, net.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
CONSOLIDATED ADJUSTED EBITDA
UNAUDITED

	Three Months Ended October 31,		Twelve Months Ended October 31,
(in millions)	2022	2021	2022	2021
Net income	$102.6	$109.9	$394.0	$413.2
Plus: Interest expense, net	16.9	16.9	61.2	92.7
Plus: Debt extinguishment charges	—	—	25.4	—
Plus: Income tax expense	31.7	13.1	137.1	69.6
Plus: Depreciation, depletion and amortization expense	51.2	58.2	216.6	234.4
EBITDA	$202.4	$198.1	$834.3	$809.9
Net income	$102.6	$109.9	$394.0	$413.2
Plus: Interest expense, net	16.9	16.9	61.2	92.7
Plus: Debt extinguishment charges	—	—	25.4	—
Plus: Income tax expense	31.7	13.1	137.1	69.6
Plus: Other expense, net	4.0	2.6	8.9	4.8
Plus: Non-cash pension settlement charges	—	0.1	—	9.1
Plus: Equity earnings of unconsolidated affiliates, net of tax	(1.8)	(1.1)	(5.4)	(4.2)
Operating profit	153.4	141.5	621.2	585.2
Less: Other expense, net	4.0	2.6	8.9	4.8
Less: Non-cash pension settlement charges	—	0.1	—	9.1
Less: Equity earnings of unconsolidated affiliates, net of tax	(1.8)	(1.1)	(5.4)	(4.2)
Plus: Depreciation, depletion and amortization expense	51.2	58.2	216.6	234.4
EBITDA	$202.4	$198.1	$834.3	$809.9
Plus: Restructuring charges	$2.7	$4.3	$13.0	$23.1
Plus: Acquisition and integration related costs	2.9	2.9	8.7	9.1
Plus: Non-cash asset impairment charges	7.9	7.4	71.0	8.9
Plus: Non-cash pension settlement charges	—	0.1	—	9.1
Plus: Incremental COVID-19 costs, net(11)	—	0.7	—	3.3
Plus: Loss (gain) on disposal of properties, plants, equipment, and businesses, net	2.8	(2.2)	(9.5)	(3.5)
Plus: Timberland gains, net	—	—	—	(95.7)
Adjusted EBITDA	$218.7	$211.3	$917.5	$764.2
(11) Incremental COVID-19 costs, net includes costs directly attributable to COVID-19 such as costs incurred for incremental cleaning and sanitation efforts and employee safety measures, offset by economic relief received from foreign governments.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT ADJUSTED EBITDA(12)
UNAUDITED

	Three Months Ended October 31,		Twelve Months Ended October 31,
(in millions)	2022	2021	2022	2021
Global Industrial Packaging
Operating profit	$67.5	$97.8	$313.7	$350.2
Less: Other expense, net	4.3	2.4	9.5	4.5
Less: Non-cash pension settlement charges	—	—	—	0.3
Less: Equity earnings of unconsolidated affiliates, net of tax	(1.8)	(1.1)	(5.4)	(4.2)
Plus: Depreciation and amortization expense	17.4	20.3	73.9	83.1
EBITDA	$82.4	$116.8	$383.5	$432.7
Plus: Restructuring charges	2.8	2.5	9.1	17.1
Plus: Acquisition and integration related costs	0.1	—	0.4	—
Plus: Non-cash asset impairment charges	7.0	1.2	69.4	2.7
Plus: Non-cash pension settlement charges	—	—	—	0.3
Plus: Incremental COVID-19 costs, net	—	0.5	—	1.8
Plus: Loss (gain) on disposal of properties, plants, equipment, and businesses, net	3.7	0.4	(4.2)	(1.3)
Adjusted EBITDA	$96.0	$121.4	$458.2	$453.3
Paper Packaging & Services
Operating profit	$83.4	$41.9	$298.5	$131.0
Less: Other (income) expense, net	(0.3)	0.2	(0.6)	0.3
Less: Non-cash pension settlement charges	—	0.1	—	8.8
Plus: Depreciation and amortization expense	33.2	37.2	139.9	148.0
EBITDA	$116.9	$78.8	$439.0	$269.9
Plus: Restructuring charges (income)	(0.1)	1.8	3.9	5.9
Plus: Acquisition and integration related costs	2.8	2.9	8.3	9.1
Plus: Non-cash asset impairment charges	0.9	5.0	1.6	5.0
Plus: Non-cash pension settlement charges	—	0.1	—	8.8
Plus: Incremental COVID-19 costs, net	—	0.2	—	1.5
Plus: Loss (gain) on disposal of properties, plants, equipment, and businesses, net	0.3	(1.1)	(2.3)	1.8
Adjusted EBITDA	$120.8	$87.7	$450.5	$302.0
Land Management
Operating profit	$2.5	$1.8	$9.0	$104.0
Plus: Depreciation, depletion and amortization expense	0.6	0.7	2.8	3.3
EBITDA	$3.1	$2.5	$11.8	$107.3
Plus: Restructuring charges	—	—	—	0.1
Plus: Non-cash asset impairment charges	—	1.2	—	1.2
Plus: Gain on disposal of properties, plants, equipment, and businesses, net	(1.2)	(1.5)	(3.0)	(4.0)
Plus: Timberland gains, net	—	—	—	(95.7)
Adjusted EBITDA	$1.9	$2.2	$8.8	$8.9
Consolidated EBITDA	$202.4	$198.1	$834.3	$809.9
Consolidated Adjusted EBITDA	$218.7	$211.3	$917.5	$764.2
(12)Adjusted EBITDA is defined as net income, plus interest expense, net, plus debt extinguishment charges, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition and integration related costs, plus non-cash asset impairment charges, plus non-cash pension settlement charges, plus incremental COVID-19 costs, net, plus (gain) loss on disposal of properties, plants, equipment and businesses, net, plus timberland gains, net. However, because the Company does not calculate net income by segment, this table calculates adjusted EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of consolidated adjusted EBITDA, is another method to achieve the same result.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
ADJUSTED FREE CASH FLOW(13)
UNAUDITED

	Three Months Ended October 31,		Twelve Months Ended October 31,
(in millions)	2022	2021	2022	2021
Net cash provided by operating activities	$286.6	$137.3	$657.5	$396.0
Cash paid for purchases of properties, plants and equipment	(64.1)	(46.5)	(176.3)	(140.7)
Free Cash Flow	$222.5	$90.8	$481.2	$255.3
Cash paid for acquisition and integration related costs	2.9	2.9	8.7	9.1
Cash paid for incremental COVID-19 costs, net	—	0.7	—	3.3
Cash paid for integration related ERP systems	1.7	0.4	6.2	6.4
Cash paid for debt issuance costs(14)	—	—	2.8	—
Cash proceeds redeployment related to replacement of non-operating corporate asset(15)	7.4	—	7.4	—
Adjusted Free Cash Flow	$234.5	$94.8	$506.3	$274.1
(13)Adjusted free cash flow is defined as net cash provided by operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition and integration related costs, plus cash paid for incremental COVID-19 costs, net, plus cash paid for integration related ERP systems, plus cash paid for debt issuance costs, plus cash proceeds redeployment related to replacement of non-operating corporate asset.
(14) Cash paid for debt issuance costs is defined as cash payments for debt issuance related expenses included within net cash used in operating activities.
(15) Cash proceeds redeployment related to replacement of non-operating corporate asset is defined as cash payments to reinvest in a similar, newer non-operating corporate asset using proceeds from the sale of the previous, older non-operating corporate asset of approximately the same amount. This payment is included within cash paid for purchases of properties, plants and equipment under net cash used in investing activities.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME, CLASS A EARNINGS PER SHARE, AND TAX RATE BEFORE ADJUSTMENTS
UNAUDITED

(in millions, except for per share amounts)	Income before Income Tax Expense and Equity Earnings of Unconsolidated Affiliates, net	Income Tax (Benefit) Expense	Equity Earnings	Noncontrolling Interest	Net Income Attributable to Greif, Inc.	Diluted Class A Earnings Per Share	Tax Rate
Three Months Ended October 31, 2022	$132.5	$31.7	$(1.8)	$3.1	$99.5	$1.67	23.9%
Restructuring charges	2.7	0.4	—	—	2.3	0.04
Acquisition and integration related costs	2.9	0.8	—	—	2.1	0.04
Non-cash asset impairment charges	7.9	5.6	—	—	2.3	0.03
Gain on disposal of properties, plants, equipment and businesses, net	2.8	—	—	—	2.8	0.05
Excluding Adjustments	$148.8	$38.5	$(1.8)	$3.1	$109.0	$1.83	25.9%

Three Months Ended October 31, 2021	$121.9	$13.1	$(1.1)	$5.4	$104.5	$1.74	10.7%
Restructuring charges	4.3	0.7	—	—	3.6	0.07
Acquisition and integration related costs	2.9	0.7	—	—	2.2	0.04
Non-cash asset impairment charges	7.4	1.1	—	—	6.3	0.10
Non-cash pension settlement charges	0.1	—	—	—	0.1	—
Incremental COVID-19 costs, net	0.7	0.3	—	—	0.4	0.01
(Gain) loss on disposal of properties, plants, equipment and businesses, net	(2.2)	(0.6)	—	0.1	(1.7)	(0.03)
Excluding Adjustments	$135.1	$15.3	$(1.1)	$5.5	$115.4	$1.93	11.3%

Twelve Months Ended October 31, 2022	$525.7	$137.1	$(5.4)	17.3	$376.7	$6.30	26.1%
Restructuring charges	13.0	2.9	—	—	10.1	0.17
Debt extinguishment charges	25.4	6.2	—	—	19.2	0.32
Acquisition and integration related costs	8.7	2.2	—	—	6.5	0.11
Non-cash asset impairment charges	71.0	5.6	—	—	65.4	1.08
Gain on disposal of properties, plants, equipment and businesses, net	(9.5)	(2.6)	—	(0.2)	(6.7)	(0.11)
Excluding Adjustments	$634.3	$151.4	$(5.4)	$17.1	$471.2	$7.87	23.9%

Twelve Months Ended October 31, 2021	$478.6	$69.6	$(4.2)	$22.5	$390.7	$6.54	14.5%
Restructuring charges	23.1	5.2	—	1.3	16.6	0.26
Acquisition and integration related costs	9.1	2.2	—	—	6.9	0.12
Non-cash asset impairment charges	8.9	1.6	—	0.1	7.2	0.12
Non-cash pension settlement charges	9.1	2.1	—	—	7.0	0.12
Incremental COVID-19 costs, net	3.3	0.9	—	0.3	2.1	0.04
(Gain) loss on disposal of properties, plants, equipment and businesses, net	(3.5)	(0.3)	—	0.1	(3.3)	(0.06)
Timberland gains, net	(95.7)	(3.0)	—	—	(92.7)	(1.54)
Excluding Adjustments	$432.9	$78.3	$(4.2)	$24.3	$334.5	$5.60	18.1%
The impact of income tax expense and noncontrolling interest on each adjustment is calculated based on tax rates and ownership percentages specific to each applicable entity.

Exhibit 99.1

GREIF INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET DEBT
UNAUDITED

(in millions)	October 31, 2022	July 31, 2022	October 31, 2021
Total Debt	$1,916.1	$2,058.7	$2,225.6
Cash and cash equivalents	(147.1)	(127.5)	(124.6)
Net Debt	$1,769.0	$1,931.2	$2,101.0

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
LEVERAGE RATIO
UNAUDITED

Trailing Twelve Month Credit Agreement EBITDA (in millions)	Trailing Twelve Months Ended 10/31/2022	Trailing Twelve Months Ended 7/31/2022	Trailing Twelve Months Ended 10/31/2021
Net income	394.0	$401.3	$413.2
Plus: Interest expense, net	61.2	61.2	92.7
Plus: Debt extinguishment charges	25.4	25.4	—
Plus: Income tax expense	137.1	118.5	69.6
Plus: Depreciation, depletion and amortization expense	216.6	223.6	234.4
EBITDA	$834.3	$830.0	$809.9
Plus: Restructuring charges	13.0	14.6	23.1
Plus: Acquisition and integration related costs	8.7	8.7	9.1
Plus: Non-cash asset impairment charges	71.0	70.5	8.9
Plus: Non-cash pension settlement charges	—	0.1	9.1
Plus: Incremental COVID-19 costs, net	—	0.7	3.3
Plus: Gain on disposal of properties, plants, equipment, and businesses, net	(9.5)	(14.5)	(3.5)
Plus: Timberland gains, net	—	—	(95.7)
Adjusted EBITDA	$917.5	$910.1	$764.2
Credit Agreement adjustments to EBITDA(16\)	(17.7)	(24.0)	33.6
Credit Agreement EBITDA	$899.8	$886.1	$797.8

Adjusted Net Debt (in millions)	For the Period Ended 10/31/2022	Trailing Twelve Months Ended 7/31/2022	For the Period Ended 10/31/2021
Total debt	$1,916.1	$2,058.7	$2,225.6
Cash and cash equivalents	(147.1)	(127.5)	(124.6)
Net debt	$1,769.0	$1,931.2	$2,101.0
Credit Agreement adjustments to debt(17)	(214.2)	(164.8)	(115.9)
Adjusted net debt	$1,554.8	$1,766.4	$1,985.1

Leverage Ratio	1.73x	1.99x	2.49x

(16)Adjustments to EBITDA are specified by the 2022 Credit Agreement and include certain timberland gains, equity earnings of unconsolidated affiliates, net of tax, certain acquisition savings, deferred financing costs, capitalized interest, income and expense in connection with asset dispositions, and other items.
(17)Adjustments to net debt are specified by the 2022 Credit Agreement and include the European accounts receivable program, letters of credit, and balances for swap contracts.

Exhibit 99.1

GREIF, INC. AND SUBSIDIARY COMPANIES
PROJECTED 2023 GUIDANCE RECONCILIATION
ADJUSTED FREE CASH FLOW
UNAUDITED

	Fiscal 2023 Guidance Range
(in millions)	Scenario 1	Scenario 2
Net cash provided by operating activities	$578.0	$656.0
Cash paid for purchases of properties, plants and equipment	(188.0)	(220.0)
Free cash flow	$390.0	$436.0
Cash paid for acquisition and integration related costs	12.0	14.0
Cash paid for integration related ERP systems and equipment	8.0	10.0
Adjusted free cash flow	$410.0	$460.0
(18)Cash paid for integration related ERP systems and equipment is defined as cash paid for ERP systems and equipment required to bring the acquired facilities to Greif's standards.